  Exhibit 99.1

ENDRA Life Sciences Provides Business Update and Reports
Third Quarter 2019 Financial Results

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Conference call scheduled for 4:30 p.m. ET today

ANN ARBOR, Michigan - November 13, 2019 - ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), today provided a business update and reported third quarter 2019 financial results.

“ENDRA has made important clinical and operational progress this quarter as we move towards commercialization during 2020,” said Francois Michelon, chairman and chief executive officer. “Completion of part two of the feasibility study at Robarts Research Institute represented a major milestone in the advancement of our pioneering TAEUS technology. Initial findings support our belief that TAEUS is positioned to be a practical tool for use with other biomarkers in the management of NAFLD and NASH at the point of patient care, and we are moving ahead with additional clinical study sites and regulatory filings. We also continue to engage with our key clinical audiences as we ramp up commercialization efforts heading into 2020.”

Business Highlights
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Reported top level findings from part two of the feasibility study at Robarts Research Institute.
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Showcased the pre-production TAEUS liver device1 for the first time at the Annual 2019 AASLD Liver Meeting.
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Hosted Key Opinion Leader (KOL) event in conjunction with the Annual 2019 AASLD Liver Meeting featuring a presentation by Dr. Raza Malik, M.D., Ph.D. Director of Hepatology and Associate Chief, Division of Gastroenterology at Tufts Medical Center.
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Increased intellectual property (IP) portfolio to 60 assets defined, filed and issued.

Financial Results for Quarter Ended September 30, 2019
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Operating expenses increased to $2.6 million in the third quarter of 2019, up from $2.4 million in the third quarter of 2018. The increase in operating expenses was primarily due to expenses related to the development of our TAEUS product line, and costs associated with the pre-commercialization of TAEUS.
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 Net loss in Q3 2019 totaled $3.4 million, or ($0.46) per basic and diluted share, as compared to a net loss of $2.8 million, or ($0.70) per basic and diluted share in Q3 2018.
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Cash at September 30, 2019 totaled $2.3 million, as compared to $6.5 million at December 31, 2018, with no long-term debt outstanding.

1 Regulatory disclaimer: The TAEUS device is not yet approved for sale.

Conference Call and Webcast Access
Management will host a conference call and webcast at 4:30 p.m. ET to discuss the results and provide an update on recent corporate developments.

Dial-in Number
U.S./Canada Dial-in Number: 844-602-0380
International Dial-in Number: 862-298-0970
Replay Dial-in Number: 877-481-4010
Replay International Dial-in Number: 919-882-2331
Replay Passcode: 56751

A telephone replay will be available November 13, 2019 through 4:30 p.m. ET on November 27, 2019.

A live audio webcast will be available through the Events and Presentations page of the Investors section of the company's website at www.endrainc.com. A replay of the webcast will be available on the website for 90 days.

About ENDRA Life Sciences Inc.
ENDRA Life Sciences Inc. is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), a ground-breaking technology that mirrors some applications similar to CT or MRI, but at 50X lower cost, at the point of patient care. TAEUS is designed to work in concert with one million ultrasound systems in global use today. TAEUS is initially focused on the measurement of fat in the liver, as a means to assess and monitor NAFLD and NASH, chronic liver conditions that affect over 1 billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS, including visualization of tissue temperature during energy-based surgical procedures. www.endrainc.com

Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, estimates of the timing of future events and achievements, such as obtaining a CE Mark and commercializing the TAEUS device; and expectations concerning ENDRA's business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact:
MacDougall
Christi Waarich
(781) 235-3060
endra@macbiocom.com
www.macbiocom.com

ENDRA Life Sciences Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
Assets	2019	2018
Assets	(Unaudited)
Cash	$2,275,302	$6,471,375
Prepaid expenses	206,658	145,424
Inventory	127,831	59,444
Other current assets	366,390	273,315
Total Current Assets	2,976,181	6,949,558
Other Assets
Fixed assets, net	218,798	273,233
Right of use assets	420,488	-
Total Assets	$3,615,467	$7,222,791

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$1,198,487	$974,583
Convertible notes payable, net of discount	590,026	-
Lease liabilities, current portion	65,295	-
Total Current Liabilities	1,853,808	974,583

Long Term Liabilities:
Lease liabilities	358,915	-
Total Long Term Liabilities	358,915	-

Total Liabilities	2,212,723	974,583

Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 7,516,875 and 7,422,642 shares issued and outstanding	751	742
Additional paid in capital	37,590,359	33,939,162
Accumulated deficit	(36,188,366)	(27,691,696)
Total Stockholders’ Equity	1,402,744	6,248,208
Total Liabilities and Stockholders’ Equity	$3,615,467	$7,222,791

ENDRA Life Sciences Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Revenue	$-	$-	$-	$6,174

Cost of Goods Sold	-	-	-	-

Gross Profit	$-	$-	$-	$6,174

Operating Expenses
Research and development	1,468,441	1,162,911	4,546,746	3,671,490
Sales and marketing	100,203	72,179	245,364	220,713
General and administrative	1,071,889	832,884	2,920,815	2,842,631
Impairment of inventory	-	287,541	-	287,541
Total operating expenses	2,640,533	2,355,515	7,712,925	7,022,375

Operating loss	(2,640,533)	(2,355,515)	(7,712,925)	(7,016,201)

Other Expenses
Amortization of debt discount	(728,417)	(377,606)	(728,417)	(383,428)
Other expense	(44,612)	(25,455)	(55,328)	(31,022)
Total other expenses	(773,029)	(403,061)	(783,745)	(414,450)

Loss from operations before income taxes	(3,413,562)	(2,758,576)	(8,496,670)	(7,430,651)

Provision for income taxes	-	-	-	-

Net Loss	$(3,413,564)	$(2,758,576)	$(8,496,670)	$(7,430,651)

Net loss per share – basic and diluted	$(0.46)	$(0.70)	$(1.14)	$(1.89)

Weighted average common shares – basic and diluted	7,428,788	3,927,933	7,424,713	3,924,662

ENDRA Life Sciences Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(8,496,670)	$(7,430,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59,673	48,246
Common stock, options and warrants issued for services	1,020,300	1,060,012
Amortization of debt discount	728,417	383,428
Impairment of inventory	-	287,541
Changes in operating assets and liabilities:
Increase in accounts receivable	-	(5,425)
Increase in prepaid expenses	(61,234)	(260,550)
Increase in inventory	(68,387)	(95,861)
Increase in other asset	(93,075)	(6,918)
Increase in accounts payable and accrued liabilities	229,640	220,124
Net cash used in operating activities	(6,681,336)	(5,800,054)

Cash Flows from Investing Activities:
Purchases of fixed assets	(5,238)	(100,000)
Net cash used in investing activities	(5,238)	(100,000)

Cash Flows from Financing Activities
Proceeds from senior secured convertible promissory notes, net of fees	2,490,501	935,300
Net cash provided by financing activities	2,490,501	935,300

Net Increase/(Decrease) in cash	(4,196,073)	(4,964,754)

Cash, beginning of period	6,471,375	5,601,878

Cash, end of period	$2,275,302	$637,124

Supplemental disclosures of cash items:
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash items:
Discount on convertible notes	$2,490,501	$587,541
Conversion of convertible notes and accrued interest	$140,405	$50,000
Right of use asset	$420,488	$-
Lease liability	$424,210	$-